Exhibit 99.1

NANOREP TECHNOLOGIES LTD.

2016 ANNUAL REPORT

NANOREP TECHNOLOGIES LTD.

2016 ANNUAL REPORT

TABLE OF CONTENTS

Page
REPORT OF INDEPENDENT AUDITORS	2
FINANCIAL STATEMENTS - IN U.S. DOLLARS ($):
Balance sheet	3
Statement of operations	4
Statement of changes in shareholders’ equity	5
Statement of cash flows	6
Notes to financial statements	7-17

REPORT OF INDEPENDENT AUDITORS

To the management and board of directors

NANOREP TECHNOLOGIES LTD.

We have audited the accompanying financial statements of Nanorep Technologies Ltd. (the “Company”), which comprise the balance sheet as of December 31, 2016 and the related statements of operations, changes in shareholders’ equity and cash flows for the year then ended.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of the financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on the financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on our judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, we consider internal control relevant to the Company’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Nanorep Technologies Ltd. as of December 31, 2016, and the results of its operations and its cash flows for the year then ended in accordance with accounting principles generally accepted in the United States of America.

/s/ Kesselman & Kesselman
Tel-Aviv, Israel	Kesselman & Kesselman
October 10, 2017	Certified Public Accountants (Isr.)
A member firm of PricewaterhouseCoopers International Limited

NANOREP TECHNOLOGIES LTD.

BALANCE SHEET

US Dollars (except share data)

December 31, 2016
CURRENT ASSETS:
Cash and cash equivalents	$4,051,786
Restricted cash	105,514
Accounts receivable	689,323
Prepaid expenses and other current assets	104,015

TOTAL CURRENT ASSETS	4,950,638
SEVERANCE PAY FUND	59,882
PROPERTY, PLANT AND EQUIPMENT, net	63,230
CAPITALIZED SOFTWARE, net	754,883

TOTAL ASSETS	$5,828,633

CURRENT LIABILITIES:
Accounts payable and accruals:
Trade payable	$183,205
Other	783,821
Deferred revenues	208,783

TOTAL CURRENT LIABILITIES	1,175,809
NON CURRENT LIABILITIES
Accrued severance pay	114,781

TOTAL LIABILITIES	1,290,590

COMMITMENTS AND CONTINGENT LIABILITIES

SHAREHOLDERS’ EQUITY:
Ordinary shares of NIS 0.01 par value 11,231,000 shares authorized at December 31, 2016; 1,729,427 issued and outstanding at December 31, 2016	4,765
Series A preferred share of 0.01 NIS par value 515,000 shares authorized at December 31, 2016; 502,470 shares issued and outstanding at December 31, 2016	1,349
Series A-2 preferred share of 0.01 NIS par value 1,630,000 shares authorized at December 31, 2016; 1,618,120 issued and outstanding at December 31, 2016	4,482
Series B preferred share of 0.01 NIS par value 1,624,000 shares authorized at December 31, 2016; 1,361,265 shares issued and outstanding at December 31, 2016	3,602
Additional paid-in capital	12,314,873
Accumulated deficit	(7,791,028)

TOTAL SHAREHOLDERS’ EQUITY	4,538,043

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$5,828,633

The accompanying notes are an integral part of these financial statements.

NANOREP TECHNOLOGIES LTD.

STATEMENT OF OPERATIONS

US Dollars

Year ended December 31, 2016

REVENUES	$4,175,868
COST OF REVENUES	1,638,162

GROSS PROFIT	2,537,706
OPERATING EXPENSES:
Research and development, net	1,153,039
Selling and marketing	2,478,043
General and administrative	1,066,153

OPERATING LOSS	(2,159,529)
FINANCIAL EXPENSE, net	158,090

LOSS FOR THE YEAR	$(2,317,619)

The accompanying notes are an integral part of these financial statements.

NANOREP TECHNOLOGIES LTD.

STATEMENT OF CHANGES IN SHAREHOLDERS’ EQUITY

US Dollars (except share data)

	Ordinary Shares		Preferred shares
					Additional
	Number		Number		paid-in	Accumulated
	of shares	Amount	of shares	Amount	capital	deficit	Total
BALANCE AT JANUARY 1, 2016	1,587,960	$4,390	1,411,910	$3,945	$4,950,322	$(5,473,409)	$(514,752)
Exercise of ordinary share options	141,467	375	—	—	377	—	752
Issuance of Series B preferred shares, net of issuance costs	—	—	1,365,853	3,614	4,973,208	—	4,976,822
Share-based compensation expense related to options issued	—	—	—	—	88,320	—	88,320
Conversion of convertible loan as part of issuance of series A-2 preferred shares	—	—	704,092	1,874	2,302,646	—	2,304,520
Loss for the year	—	—	—	—	—	(2,317,619)	(2,317,619)

BALANCE AT DECEMBER 31, 2016	1,729,427	$4,765	3,481,855	$9,433	$12,314,873	$(7,791,028)	$4,538,043

The accompanying notes are an integral part of these financial statements.

NANOREP TECHNOLOGIES LTD.

STATEMENT OF CASH FLOWS

US Dollars

Year ended December 31, 2016
CASH FLOWS FROM OPERATING ACTIVITIES:
Loss for the year	$(2,317,619)
Adjustments to reconcile net loss to net cash used in operating activities:
Share-based compensation	88,320
Depreciation	18,961
Capital loss from sale of property and equipment	817
Convertible loan interest expenses	74,058
Capitalized software amortization	198,108
Changes in asset and liability items:
Increase in accounts receivable	(462,349)
Increase in other current assets	(51,869)
Increase in trade payable	143,858
Increase in other payables	293,688
Decrease in accrued severance pay	(107,327)
Decrease in deferred revenues	(187,862)

Net cash used in operating activities	(2,309,216)

CASH FLOWS FROM INVESTING ACTIVITIES:
Change in restricted cash	(1,552)
Purchase of property and equipment	(40,633)
Amounts funded in respect of employee rights upon retirement	52,757
Software capitalization	(529,472)

Net cash used in investing activities	(518,900)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from exercise of options	752
Repayment of loans	(217,735)
Proceeds from issuance of shares, net of issuance costs	4,976,822

Net cash provided by financing activities	4,759,839

INCREASE IN CASH AND CASH EQUIVALENTS	1,931,723
BALANCE OF CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR	2,120,063

BALANCE OF CASH AND CASH EQUIVALENTS AT END OF YEAR	$4,051,786

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION -
Non-cash investing and financing activities:
Conversion of convertible loan	$2,304,520
Cash paid for income taxes	9,861
Cash paid for interest	143,553

The accompanying notes are an integral part of these financial statements.

NANOREP TECHNOLOGIES LTD.

NOTES TO FINANCIAL STATEMENTS

NOTE 1 - GENERAL:

a.	Nanorep Technologies Ltd. (the “Company”; formerly I.S.Q Technologies Ltd.) was incorporated on March 23, 2009 and began operations during the same month.

b.	The Company develops and markets a personalized self-service online customer support platform.

c.	The Company has incurred losses since inception and has negative cash flow from operations. The continuance of the Company’s operations as a going concern is contingent upon receiving additional financing from its shareholders or other third parties. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. See note 10 with regard to the sale of the Company to LogMeIn, Inc.

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES

The significant accounting policies applied in the preparation of the financial statements are as follows:

a.	Basis of presentation

The financial statements are prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”).

b.	Functional currency

The currency of the primary economic environment in which the operations of the Company are conducted is the U.S. dollar (“$” or “dollar”); revenues and financing of the Company are in dollars or linked thereto. Thus, the functional currency of the Company is the U.S. dollar.

The dollar figures are determined as follows: transactions and balances originally denominated in dollars are presented at their original amounts. Balances in non-dollar currencies are translated into dollars using historical and current exchange rates for non-monetary and monetary balances, respectively. For non-dollar transactions reflected in the statement of operations, the exchange rates at transaction dates are used. Depreciation and other changes deriving from non-monetary items are based on historical exchange rates. The resulting translation gains or losses are recorded as financial income or expenses, as appropriate.

c.	Use of estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reported periods. Actual results could differ from those estimates.

d.	Cash and cash equivalents

The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

e.	Restricted cash

Restricted cash consists of cash deposits for lease facilities and for minimum balances needed for credit cards.

NANOREP TECHNOLOGIES LTD.

NOTES TO FINANCIAL STATEMENTS (continued)

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES (continued):

f.	Accounts Receivable and Allowance for Doubtful Accounts

Accounts receivable are recorded at the original invoiced amount less an allowance for any potential uncollectible amounts. The Company reviews accounts receivable regularly and makes estimates for the allowance for doubtful accounts when there is doubt as to the ability to collect individual balances. In evaluating the ability to collect outstanding receivable balances, the Company considers many factors, including the age of the balance, the customer’s payment history and current creditworthiness, and current economic trends. Bad debts are written off after all collection efforts have ceased. The Company does not require collateral from its customers.

g.	Research and development

Research and development expenses include costs associated with the maintenance and ongoing development of the Company’s technology, including compensation and employee benefits and allocated costs associated with the Company’s research and development department. The Company reviews costs incurred in the application development stage and assesses such costs for capitalization. Costs related to the development of internal-use software are capitalized as incurred.

h.	Advertising costs

The Company expenses advertising costs as incurred and the expense is included in sales and marketing expense on the statement of operations. Advertising expense for the year ended December 31, 2016 was approximately $350 thousand.

i.	Property and equipment

Property and equipment are stated at cost. Depreciation is computed by the straight-line method over the estimated useful life of the assets.

Annual rates of depreciation are as follows:

%
Computers and software	33
Office furniture and equipment	7-15

Leasehold improvements are amortized by the straight-line method over the term of the lease, which is shorter than the estimated useful life of the improvements.

j.	Fair value measurements

The carrying value of the Company’s financial instruments, including cash equivalents, restricted cash, accounts receivable and accounts payable, approximate their fair values due to their short maturities. The Company’s financial assets and liabilities are measured using inputs from the three levels of the fair value hierarchy. A financial asset or liability’s classification within the hierarchy is determined based on the lowest level input that is significant to the fair value measurement. The three levels are as follows:

•	Level 1: Unadjusted quoted prices for identical assets or liabilities in active markets accessible by the Company at the measurement date.

•	Level 2: Inputs include quoted prices for similar assets and liabilities in active markets, quoted prices for identical or similar assets and liabilities in markets that are not active, inputs other than quoted prices that are observable for the asset or liability and inputs that are derived principally from or corroborated by observable market data by correlation or other means.

•	Level 3: Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities.

NANOREP TECHNOLOGIES LTD.

NOTES TO FINANCIAL STATEMENTS (continued)

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES (continued):

k.	Income taxes

Income taxes are accounted for using the asset and liability approach. The asset and liability approach requires the recognition of taxes payable or refundable for the current year and deferred tax liabilities and assets for the future tax consequences of events that have been recognized in the Company’s financial statements or tax returns. The measurement of current and deferred tax liabilities and assets is based on provisions of the relevant tax law. The measurement of deferred tax assets is reduced, if necessary, by the amount of any tax benefits that, based on available evidence, are not expected to be realized.

The Company accounts for uncertainties in income taxes using a comprehensive model for the financial statement recognition, measurement, presentation and disclosure of uncertain tax positions taken or expected to be taken in income tax returns as prescribed under Accounting Standard Codification 740-10.

l.	Share-based compensation

The Company measures and recognizes compensation expense for share-based awards based on estimated fair values on the date of grant using the Black-Scholes option-pricing model. This option pricing model requires the Company to make several estimates, including the option’s expected life and the price volatility of the underlying share. The Company recognizes the estimated fair value of option-based awards, net of estimated forfeitures, as share-based compensation costs using the accelerated method.

m.	Revenue recognition

The Company derives its revenue principally from digital services to its customers, using its platform. The Company generates revenue principally through fixed commitment contracts under which the Company provides various services, including access to a cloud-based platform, as well as the related customer support and other services. The Company’s customers do not have a contractual right, or the ability, to take possession of the Company’s software at any time during the hosting period, or contract with an unrelated a third party to host the Company’s software. Therefore, revenue recognition for the Company’s services is not accounted for under specific guidance of the Financial Accounting Standards Board (“FASB”) on software revenue recognition. The Company recognizes revenue for its services ratably over the contracted service period, provided that there is persuasive evidence of an arrangement, the service has been provided to the customer, collection is reasonably assured, the amount of fees to be paid by the customer is fixed or determinable and the Company has no significant remaining obligation at the completion of the contracted term. The Company’s contracts do not contain general rights of return.

Revenues are reported net of applicable value-added tax and other transaction taxes imposed on the related transaction.

The Company offers services to customers through single-element arrangements. The Company evaluates all deliverables in its arrangements to determine whether they represent separate units of accounting, specifically whether the deliverables have value to the Company’s customers on a standalone basis. The Company has determined that the services delivered to customers under its existing arrangements represent a single unit of accounting. Revenue for optional services is recognized as delivered, or as completed, provided that the general revenue recognition criteria described above are met.

NANOREP TECHNOLOGIES LTD.

NOTES TO FINANCIAL STATEMENTS (continued)

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES (continued):

Additionally, certain of the Company’s customer contracts contain provisions for set-up and implementation services relating to the customer’s use of the platform. The Company believes that these set-up and implementation services provide value to the customer over the contract period, and therefore the revenue related to these types of services is recognized over the contract term, which generally is a period of 12 months.

n.	Capitalized software

The Company accounts for the cost of software developed or obtained for internal use by capitalizing qualifying costs that are incurred during the application development stage and amortizing them over the expected period of benefit, which is generally three years. Amortization begins when the software is ready for its intended use. Costs incurred during the preliminary and post-implementation stages are expensed as incurred. The amounts capitalized include external direct costs of services used in developing internal-use software, employee compensation and related expenses of personnel directly associated with the development activities. Software development costs are evaluated for recoverability whenever events or changes in circumstances indicate that the carrying value of the asset may not be recoverable.

o.	Concentrations of credit risk and significant customers

The Company’s principal credit risk relates to its cash, cash equivalents, restricted cash and accounts receivable. Cash, cash equivalents and restricted cash are deposited primarily with financial institutions that management believes to be of high credit quality. To manage accounts receivable credit risk, the Company regularly evaluates the creditworthiness of its customers. As of December 31, 2016, there was no allowance for potential credit losses and there were $63 thousand of write-offs for credit losses during the year ended December 31, 2016.

As of December 31, 2016 no customers accounted for more than 10% of accounts receivable and there were no customers that represented 10% or more of revenue for the year ended December 31, 2016.

p.	Comprehensive income

The Company applies ASC 220, which establishes standards for reporting and display of comprehensive income and its components in a full set of general purpose financial statements. There was no difference between the Company’s net loss and its total comprehensive loss for the year ended December 31, 2016, and the Company does not have accumulated other comprehensive income or loss as of this date.

NANOREP TECHNOLOGIES LTD.

NOTES TO FINANCIAL STATEMENTS (continued)

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES (continued):

q.	Recent accounting pronouncements

On February 25, 2016, the FASB issued ASU 2016-02, Leases (“ASU 2016-02”), which will require lessees to recognize most leases on their balance sheet as a right-of-use asset and a lease liability. Leases will be classified as either operating or finance, and classification will be based on criteria similar to current lease accounting, but without explicit bright lines. The guidance is effective for annual reporting periods beginning after December 15, 2019. The Company is currently assessing the impact of the adoption of ASU 2016-02 on the Company’s financial statements.

On March 30, 2016, the FASB issued ASU 2016-09, Compensation — Stock Compensation (Topic 718): Improvements to Employee Share-Based Payment Accounting (“ASU 2016-09”), which includes multiple provisions intended to simplify various aspects of the accounting for share-based payments. The guidance is effective for annual reporting periods beginning after December 15, 2017 and interim periods within those fiscal years. The impact of the adoption of ASU 2016-09 on the Company’s financial statements is not expected to be material.

On May 28, 2014, the Financial Accounting Standards Board (“FASB”) issued ASU 2014-09, Revenue from Contracts with Customers (“ASU 2014-09”), its standard on revenue from contracts with customers. ASU 2014-09 outlines a single comprehensive model for entities to use in accounting for revenue arising from contracts with customers and supersedes most current revenue recognition guidance, including industry-specific guidance. The core principle of the revenue model is that an entity recognizes revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled to in exchange for those goods or services. In applying the revenue model to contracts within its scope, an entity identifies the contract(s) with a customer, identifies the performance obligations in the contract, determines the transaction price, allocates the transaction price to the performance obligations in the contract and recognizes revenue when (or as) the entity satisfies a performance obligation. ASU 2014-09 is effective for private company annual reporting periods beginning after December 15, 2018. The Company is currently assessing the impact of the adoption of ASU 2014-09 on the Company’s financial statements.

On November 17, 2016, the FASB issued ASU No. 2016-18, Statement of Cash Flows (Topic 230): Restricted Cash (a consensus of the FASB’s EITF) (“ASU 2016-18”). ASU 2016-18 requires that the statement of cash flows explain the change during the period in the total of cash, cash equivalents and amounts generally described as restricted cash or restricted cash equivalents. Entities will also be required to reconcile such total to amounts on the balance sheet and disclose the nature of the restrictions. The guidance is effective for annual reporting periods beginning after December 15, 2017 and interim periods within those fiscal years. The impact of the adoption of ASC 2016-18 on the Company’s financial statements is on the cash flow statement presentation and disclosure of restricted cash balances and changes in those balances.

NANOREP TECHNOLOGIES LTD.

NOTES TO FINANCIAL STATEMENTS (continued)

NOTE 3 - SUPPLEMENTARY BALANCE SHEET INFORMATION:

December 31, 2016 US Dollars
a. Property and equipment, net:
Cost:
Computers and software	$120,927
Office furniture and equipment	24,995
Leasehold improvements	412

146,334
Less – accumulated depreciation and amortization	83,104

$63,230

b. Capitalized software, net:
Capitalized software	$1,054,424
Less - Accumulated amortization	299,541

Capitalized software, net	$754,883

NOTE 4 - FINANCIAL EXPENSE, net

Banks and credit card fees	$50,889
Exchange rates	30,045
Interest related to loans	77,156

$158,090

NOTE 5 - EMPLOYEES ACCRUED SEVERANCE PAY

The Israeli Severance Pay Law, 1963 (“Severance Pay Law”), specifies that employees are entitled to severance payment, following the termination of their employment. Under the Severance Pay Law, the severance payment is calculated as one month salary for each year of employment, or a portion thereof.

Most of the Company’s liability for severance pay is covered by the provisions of Section 14 of the Severance Pay Law (“Section 14”). Under Section 14 employees are entitled to monthly deposits, at a rate of 8.33% of their monthly salary, continued on their behalf to their insurance funds. Payments in accordance with Section 14 release the Company from any future severance payments in respect of those employees. As a result, the Company does not recognize any liability for severance pay due to these employees and the deposits under Section 14 are not recorded as an asset in the Company’s balance sheet.

For the few Company’s employees in Israel who are not subject to section 14, the Company calculated the liability for severance pay pursuant to the Severance Pay Law based on the most recent salary of these employees multiplied by the number of years of employment as of the balance sheet date.

NANOREP TECHNOLOGIES LTD.

NOTES TO FINANCIAL STATEMENTS (continued)

NOTE 6 - DEBT

a.	In January 2015, the Company signed a loan agreement with Bank “Hapoalim” for an amount of NIS 1,380 thousand for a period of 24 months. The loan was repaid in 24 monthly payments of interest and principal and was fully repaid as of December 31, 2016.

b.	In 2015, the Company received $2,185 thousand as a convertible loan (hereinafter – the “Principal Amount”). The Principal Amount bore interest of 5% until paid, or converted into shares. On October 1, 2016 the Principal Amount together with the accrued interest was converted into 704,092 Series A-2 preferred shares of the Company.

NOTE 7 - COMMITMENTS AND CONTINGENT LIABILITIES:

a.	Lease agreements

In July 2015, the Company entered a lease agreement for its offices for a period of 22 months. In March 2017, the Company extended the agreement for an additional 3 years. Rent expenses of the Company for the year ended December 31, 2016 were approximately $106 thousand.

In connection with the lease agreement, the Company’s future commitments as of December 31, 2016 are calculated pursuant to the terms in the leases as follows:

Fiscal year ending December 31,	U.S. Dollars
2017	$58,000

b.	As of December 31, 2016, the Company pledged bank deposits in a total amount of approximately $105.5 thousand, in consideration of cash deposits for its lease facilities and for credit cards.

c.	Royalties to the Office of the Chief Scientist (“the OCS”)

Under the Company’s research and development agreements with the OCS and pursuant to applicable laws, the Company is required to pay royalties at the rate of between 3%-3.5% of sales of products developed with funds provided by the OCS, up to an amount equal to 100% of the OCS research and development grants received, linked to the LIBOR interest. The Company is obligated to repay such royalties received only to the extent that there are sales of its products. Please also refer to note 10c.

NOTE 8 - SHAREHOLDERS’ EQUITY:

In August through October 2016, the Company issued 1,365,853 Series B preferred shares of the Company for a total consideration of approximately $4,977 thousand.

a.	Rights attached to capital shares:

1)	Ordinary Shares

Subject to any provision in the Company’s amended and restated articles of association, conferring special preferences and rights to the Preferred Shares, Ordinary Shares shall confer on their holders the right to receive notices of, and to attend and to vote at general meetings of the Company, the right to receive dividends and to participate in the distribution of the surplus assets of the Company upon its winding-up.

NANOREP TECHNOLOGIES LTD.

NOTES TO FINANCIAL STATEMENTS (continued)

NOTE 8 - SHAREHOLDERS’ EQUITY (continued):

2)	Preferred Shares

Series A Preferred Shares, Series A2 Preferred Shares and Series B Preferred Shares (“Preferred Shares”) shall confer upon the holders thereof all of the rights accruing to holders of Ordinary Shares and, in addition, shall confer the following rights and any other special rights:

2.1	Voting Rights - Each holder of Preferred Shares shall have one vote for each Ordinary Share which the Preferred Shares held by such holder of record could be converted into, in every resolution and on all matters entitled to be voted on by the shareholders of the Company or by the holders of Preferred Shares voting together as a single class.

2.2	Conversion:

a.	Each Preferred Share shall be convertible at the option of the holder thereof, at any time after the date of issuance of such share, into such number of Ordinary Shares as is determined by dividing the actual respective price paid therefor through cash payment or debt conversion (“Price Per Share”), by the preferred conversion price at the time in effect for the Preferred Share (the “Conversion Ratio”). The initial preferred conversion price shall be the Price Per Share, provided, however, that the Preferred Conversion Price shall be subject to adjustments in capitalization and subject to adjustments due to anti-dilution rights, as provided in the Amended Articles.

b.	Each Preferred Share shall automatically be converted, without payment of additional consideration by the holder thereof, on a one-to-one basis (subject to adjustment as set forth in the Amended Articles) into Ordinary Shares immediately upon the earlier of (i) an IPO yielding at least US $25 million at a pre-money valuation of at least $75 million, or an IPO which terms and conditions were approved by the board of directors and were further approved by the holders of majority of the preferred shares voting power and (ii) the written consent of the holders of 50% or more of the then outstanding Preferred Shares of the Company.

2.3	Distribution Preference:

a.	Liquidation, Deemed Liquidation, Dividend Preference: In the event of liquidation or a deemed liquidation of distribution of dividends, each holder of Preferred Shares (with the Preferred B Shares having preference over the Preferred A and Preferred A-2 Shares), shall be entitled to receive, prior and in preference to the holders of Ordinary Shares of the Company an amount, in respect of each Preferred Share, equivalent to the Price Per Share plus an amount equal to declared but unpaid dividends on each Preferred Share, less any amount previously distributed to any holders of such Preferred Shares (the “Preferred Preference”). Following payment of the Preferred Preference in full, the remaining distributable proceeds available for distribution shall be distributed among the holders of the Preferred Shares and the holders of the Ordinary Shares, pro rata in proportion to the number of Ordinary Shares held by the respective holders thereof (on an as-converted basis).

NANOREP TECHNOLOGIES LTD.

NOTES TO FINANCIAL STATEMENTS (continued)

NOTE 8 - SHAREHOLDERS’ EQUITY (continued):

b.	Certain Preference Limitations:

i.	In the event that upon a pro-rata distribution in connection with a liquidation, deemed or dividend distribution, each holder of Preferred Shares shall receive in the aggregate at least two times the Price Per Share (the “Cap Amount”), then all the above preferences shall automatically be canceled and no longer be in effect and in lieu thereof the distributable proceeds shall be distributed or allocated among all Shareholders on a pari passu, pro rata (as-converted) basis, without preference.

ii.	With respect to each class of Preferred Shares (with the Preferred Series A Shares and Preferred Series A2 Shares pari passu between them), if the sum of the (i) applicable Preferred Preference; plus (ii) the amount distributed on such the Preferred Shares as part of the pro-rata distribution layer (the “Preferred B Waterfall Allocation”), exceeds the applicable 2X Cap Amount, then the applicable Preferred Preference shall be reduced such that after such reduction the applicable Preferred Waterfall Allocation shall be equal to the applicable 2X Cap Amount.

b.	Option plan

In May 2011, the Company’s Board of Directors approved an option plan under which the Company grants its employees, directors and consultants options to purchase ordinary shares of the Company. Each option can be exercised to purchase one ordinary share of the Company. As of December 31, 2016, the aggregate number of options approved under the above option plan was 1,246,020. Stock options granted typically vest over a period of four years.

The Company’s Board of Directors also approved the Plan for the purpose of Section 102 of the Israeli Tax Ordinance and selected the capital gains tax track for options granted to the Israeli employees.

Following is a summary of the status of the option plan as of December 31, 2016 and the changes during the year ended on that date:

	2016
	Number	Weighted average exercise price
Options outstanding at beginning of year	681,356	$0.68
Changes during the year:
Granted	204,811	$1.64
Exercised	(141,467)	$0.01
Forfeited	(31,982)	$1.15

Options outstanding at end of year	712,718	$1.18

Options exercisable at end of year	399,276	$0.40

NANOREP TECHNOLOGIES LTD.

NOTES TO FINANCIAL STATEMENTS (continued)

NOTE 8 - SHAREHOLDERS’ EQUITY (continued):

The following table summarizes information about options under the Company’s plan outstanding at December 31, 2016:

Options outstanding
Exercise Price	Number outstanding at December 31, 2016	Number exercisable at December 31, 2016	Weighted average remaining contractual life (in years)
$0.000003	141,000	141,000	4.74
$0.0003	159,390	101,720	7.74
$0.003	42,917	18,500	9.48
$1.15	158,912	138,056	8.69
$2.97	61,090	—	9.97
$2.972	78,350	—	7.26
$1.40	71,059	—	9.97

	712,718	399,276

The fair value of options granted was estimated using the Black—Scholes option-pricing model. The assumptions used to value options granted during 2016 were as follows:

Risk-free interest rate	1.46%-2.23%
Expected term (in years)	5.45-5.97
Dividend yield	0%
Volatility	75%

At December 31, 2016 there was $140,769 of unrecognized compensation cost related to non-vested stock options, which is expected to be recognized over a weighted average period of 1.85 years.

NOTE 9 - TAXES ON INCOME:

a.	In 2016, the statutory tax rate of the Company in Israel was 25%. In 2017 the rate will decrease to 24% according to Israel law.

b.	The Company has carry forward tax losses in the amount of approximately $5,128 thousand.

c.	The Company had recorded a full valuation allowance against deferred tax assets since the realization of any future benefit from deductible temporary differences, net operating loss and tax credit carry forwards cannot be sufficiently assured at December 31, 2016.

d.	Tax assessments filed by the Company through tax year 2012 are considered to be final.

e.	The Company has no uncertain tax positions.

NANOREP TECHNOLOGIES LTD.

NOTES TO FINANCIAL STATEMENTS (continued)

NOTE 10 - SUBSEQUENT EVENTS:

a.	In January 2017, the Company established Nanorep Inc., as a wholly owned subsidiary in the United States, that was incorporated as a Delaware corporation.

b.	In March 2017, the Company signed a financing facility with Bank Mizrahi for an amount of up to $4,000 thousand. In March 2017, the Company issued 94,721 warrants to Bank Mizrahi in conjunction with entering into the financing facility. The warrants are convertible at Bank Mizrahi’s option into Series B Preferred Shares at an exercise price of $3.695 per warrant. The warrants were measured at fair value of $350 thousand which is recorded as a liability.

c.	On July 31, 2017, pursuant to a Stock Purchase Agreement (SPA), all of the outstanding equity interests of the Company were acquired by a subsidiary of LogMeIn, Inc. the ultimate parent company for approximately $45,000 thousand in cash subject to adjustments as defined in the SPA (the “Transaction”). An additional $5,000 thousand in cash is payable in contingent payments which are expected to be paid to key employees of the Company upon their achievement of certain milestone and retention targets over a two-year period following the closing of the transaction.

In conjunction with the transaction, the following occurred:

i.	Pursuant to the SPA, the Company paid $6,089 thousand to the Israel Innovation Authority related to research and development grants received by the Company in 2009 – 2016 in order to release the Company from any obligation if it decides to move the Company’s intellectual property to another country.

ii.	The loan facility with Bank Mizrahi was closed and all amounts outstanding under the term loan were repaid.

iii.	The warrants outstanding with Bank Mizrahi were exercised and converted into 94,721 Series B Preferred Shares.

iv.	Options were accelerated and converted into ordinary shares.

v.	All preferred shareholders converted their shares at the original Price Per Share paid.

d.	The Company evaluated subsequent events through October 10, 2017.